Exhibit 23(a)

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 26, 1999 appearing on page 25 of The Empire District Electric Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

St. Louis, Missouri
September 13, 1999